                                                                      EXHIBIT 28

First Quarter Financial Data (Unaudited)


                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                 March 31, 1998



                                     ASSETS

Current assets:
    Cash                                                                         $ 176,647
    Inventory                                                                       41,561
    Other Current Assets                                                            11,808
                                                                                 ---------

                   Total current assets                                            230,016
                                                                                 ---------

Office Furniture and equipment, net                                                 79,366

Intangible assets, net of accumulated amortization of $3,052                        15,258
                                                                                 ---------

                                                                                 $ 324,640
                                                                                 =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                             $   6,940
    Accrued Expenses                                                                30,000
                                                                                 ---------

                   Total current liabilities                                        36,940
                                                                                 ---------

Stockholders' Equity:
    Common stock, no par value, authorized 50,000,000 shares, issued and
         outstanding 31,245,530                                                    786,806
    Deficit accumulated during the development stage                              (499,106)
                                                                                 ---------

                   Total stockholders' equity                                      287,700
                                                                                 ---------

                                                                                 $ 324,640
                                                                                 =========




                                    UNAUDITED
                          FOR MANAGEMENT PURPOSES ONLY

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                   For the First Quarter ended March 31, 1998


                                                                    For the period
                                                                    from January 1,
                                                                    1998 through
                                                                    March 31, 1998
Revenues                                                              $   8,488

Costs and expenses:
     Product development and marketing                                   (6,955)
     General and administrative                                        (123,124)
                                                                      ---------

                 Total costs and expenses                              (121,591)
                                                                      ---------

Interest income                                                           2,702
                                                                      ---------
                 Net loss                                             $(118,889)
                                                                      =========




                                    UNAUDITED
                          FOR MANAGEMENT PURPOSES ONLY

                           MOBILE AREA NETWORKS, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                   For the First Quarter ended March 31, 1998


                                                                    For the Period
                                                                    January 1, 1998
                                                                        through
                                                                         March
                                                                       31, 1998
Cash flows from operating activities:
     Net loss                                                         $(118,889)


     Adjustments to reconcile net loss to net cash
       used in operating activities:
             Depreciation and amortization
             Change in operating assets and liabilities:
              Accounts receivable                                        (5,304)
              Accrued expenses                                           30,000
              Inventory                                                  (5,770)
              Accounts payable                                          (23,416)

                  Net cash used in operating activities                (123,379)
                                                                      ---------

Cash flows from investing activities:
     Patent acquisition costs
     Purchase of furniture and equipment                                (15,359)
                                                                      ---------

                  Net cash used in investing activities
                                                                        (15,359)
                                                                      ---------


Cash flows from financial activities:
     Proceeds from issuance of common stock                              63,650
     Stock issuance cost                                                   (137)
                                                                      ---------


                  Net cash provided by financing activities              63,513
                                                                      ---------

                  Net increase (decrease) in cash                       (75,225)

Cash at beginning of period                                             279,482
                                                                      ---------

Cash at end of period                                                 $ 204,257
                                                                      =========




                                    UNAUDITED
                          FOR MANAGEMENT PURPOSES ONLY